UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dollar Tree, Inc. (the “Company”) previously announced the appointment of Michael C. Creedon, Jr. as Chief Executive Officer of the Company. On January 16, 2025, the Company approved certain changes to Mr. Creedon’s compensation in consideration of his new role as Chief Executive Officer, and on January 21, 2025 Mr. Creedon entered into a revised executive agreement with the Company. The revised executive agreement reflects his role as Chief Executive Officer and supersedes and replaces the existing executive agreement that the Company previously had entered into with Mr. Creedon.

As Chief Executive Officer, Mr. Creedon’s annual base salary will increase to $1,300,000 and his target annual incentive opportunity will increase to 150% of his base salary. In addition, the Company expects that he will receive annual long-term incentive awards in fiscal year 2025 with an aggregate value of $9,000,000 commensurate with the Company’s 2025 executive compensation program generally.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Agreement with Michael C. Creedon, Jr. (portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: January 21, 2025	By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Chief Legal Officer